March 17, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American Depositary
Receipts each representing Fifty
Ordinary Share of Eiffel Technologies
Limited
(Form F6 File No. 333113219)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Telesso Technologies Limited of Fifty
(50) Ordinary share represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Eiffel
Technologies Limited.

The Prospectus has been revised to reflect the new name from Eiffel Technologies
Limited to Telesso Technologies Limited.

Effective March 7, 2008 the Companys
Name Changed To Telesso Technologies
Limited

Attached to this letter is a copy of a letter from Eiffel Technologies Limited to The Bank of
New York requesting the name change.

Please contact me with any questions or
comments at 212 8152276

Violet Pagan
Vice President
The Bank of New York Mellon  ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286